Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2020
FINANCIAL RESULTS
Third quarter 2020 GAAP fully diluted loss per share of $(1.82)
Third quarter 2020 consolidated fully diluted loss per share, excluding COVID related special charges and benefit from the CARES Act of $(4.28)(1)(2)

LAS VEGAS. October 28, 2020 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2020, as well as comparisons to the prior year:

Consolidated	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Total operating revenue	$201.0	$436.5	(54.0)%	$743.5	$1,379.9	(46.1)%
Operating income (loss)	(33.1)	72.1	(145.9)	(257.3)	271.3	(194.9)
Income (loss) before income taxes	(44.7)	56.9	(178.6)	(321.9)	222.6	(244.6)
Net income (loss)	(29.1)	43.9	(166.3)	(155.3)	171.6	(190.5)
Diluted earnings (loss) per share	$(1.82)	$2.70	(167.4)	$(9.75)	$10.54	(192.5)

Consolidated - adjusted	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Adjusted operating income (loss) (1) (2)	$(77.4)	$72.1	(207.4)%	$(128.8)	$271.3	(147.5)%
Adjusted income (loss) before income taxes(1) (2)	(89.0)	56.9	(256.4)	(166.8)	222.6	(174.9)
Adjusted net income (loss)(1) (2)	(68.5)	43.9	(256.0)	(128.4)	171.6	(174.8)
Adjusted diluted earnings (loss) per share (1) (2)	$(4.28)	$2.70	(258.5)	$(8.07)	$10.54	(176.6)

(1) Adjusted to exclude COVID related special charges, the benefit from the CARES Act payroll support program, and the portion of the tax benefit (as applicable) attributable to the CARES Act.
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

Allegiant Q3 2020 Earnings

"As we continue to navigate through the pandemic we have been encouraged by the modest, yet consistent improvements during the third quarter and into the fourth," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "Consumer confidence towards air travel is improving as seen in our quarterly performance. We completed the quarter beating consensus with a loss per share of $4.28, excluding one-time, special items, and the benefit from the CARES Act. Our scheduled capacity year-over-year was down less than seven percent, perhaps the best showing in the industry. Revenue is also trending in the right direction with September totals down 43 percent versus prior year. Although we still have a long road ahead of us, the progress we've seen is a direct reflection of the quality of our people and the nimbleness of the model.

"As we move into the fourth quarter, we remain focused on cash management. Our cash preservation strategy continues to center around maintaining a broad selling presence as well as stripping costs from the business. Our revenue and planning teams have done an exceptional job optimizing our schedule available for sale. We've seen average daily gross bookings increase from just over $2 million per day during the third quarter to over $3 million per day thus far in the fourth quarter. On the cost front, we successfully reduced variable operating expenses by nearly 30 percent, excluding the CARES Act payroll support benefit and one-time special items, which outpaces our reduction in capacity more than threefold. These savings are important in paving the way to cash break-even. Our cash preservation strategies coupled with strategic capital raises over the last several weeks have contributed to our pro forma cash balance of $850 million.

"Even though we're pleased with recent progress, we remain cautious. We have had to make tough decisions the past few months, including a reduction in our workforce. Although difficult, these steps were necessary to right size our organization to better align with demand. This environment has been difficult for our team members, and I cannot thank them enough for their continued hard work and dedication during this trying time. Their efforts to prioritize health and safety for our passengers, and our leadership efforts to bolster the financial health of the company have laid a solid foundation for our recovery. This has been and will continue to be a slow climb out of this abyss known as COVID. At this point, I believe we are leading the way out towards light ahead in the coming months and year."

Allegiant Q3 2020 Earnings

Covid-19 Responses - Update

•Ranked by Safe Travel Barometer as #1 airline among North American carriers and among the top five worldwide for best COVID-19 Traveler Safety Measures, with results based on an independent audit of more than 150 airlines
•Prioritizing the health and safety of our passengers and crew members by upholding the principles of our Going the Distance for Health and Safety program, which include enhanced cleaning protocols, air purity guidelines, and new service practices and boarding procedures designed to provide additional distancing between customers whenever possible
•Accommodating travel flexibility by waiving change and cancellation fees for all customers with future travel through the end of 2020, extending the expiry on credit vouchers to two years, and offering an opt-in option within the booking path to alert customers if their flight has reached 65 percent capacity allowing the option to re-book or receive a refund
•Reduced management and support teams by roughly 300 positions, which includes voluntary leaves
•25 percent reduction in these work groups
•Includes 220 positions previously disclosed
•Anticipated annual savings of roughly $20 million
•Furloughed roughly 130 pilots, a 13 percent reduction
•100 furloughed as of October 1, with an additional 30 expected November 1

Third Quarter 2020 Results

•Recorded positive cash inflows for the month of September, excluding a $5 million payment in connection with terminating the loan agreement intended to finance the development of Sunseeker Resorts Charlotte Harbor
•Reduced scheduled third quarter capacity by 6.5 percent
•Completed the quarter with load factor in the month of September of 57.4 percent, the highest month since the onset of the pandemic in March
•Recognized total special charges related to COVID-19 of $33.6 million during the third quarter
•Anticipate fourth quarter capacity to be reduced by 15 percent from prior year but will continue to adjust based on demand trends
•Minimal close-in cancellations during the third quarter and anticipate the fourth quarter will be similar
•Total revenue for the quarter was $201.0 million, down 54.0 percent year over year
•September total revenue down 42.8 percent, the lowest monthly reduction since the onset of the pandemic
•Average total ancillary revenue per passenger (includes air-related charges and third party products) remains strong, despite current yield pressure, at $55.70 per passenger, up 1.5 percent year-over-year
•Operating expense was $234.1 million, down 35.8 percent year-over-year on reduced system-wide capacity of 9.4 percent
•Variable operating expense, defined as total operating expense excluding the benefit of the CARES Act, one-time special items, aircraft leases, and depreciation and amortization, down 29.2 percent versus prior year
•Advertising spend down 75 percent year-over-year, yet website visitors derived by either directly typing www.allegiant.com or by clicking on a marketing email promotional link are up 17 percent versus prior year
•Customer conversion rate is up 36 percent from pre-pandemic levels
•Named #1 airline co-branded credit card two years in a row by USA Today

Allegiant Q3 2020 Earnings

Balance Sheet, Cash and Liquidity

•Total cash and investments at September 30th was $709.8 million
•Total sources of liquidity received during the third quarter around $184.9 million
•Obtained $84 million in financings secured by A320 aircraft and CFM engines
•Entered into a sale leaseback transaction, which included the sale of four A320-series aircraft, three of which closed in the third quarter generating $30 million
•Fourth sale closed in October, generating $10 million
•Federal income tax refund of $48.7 million related to tax net operating losses from 2018
•Expect a federal income tax refund in excess of $125 million related to 2020 net operating losses to be received during the first half of 2021
•Additional payroll support related to the CARES Act of $22.2 million
•In early October, issued $150 million of senior secured notes backed by collateral pledged to existing Term Loan
•Cash balance pro forma for this financing in excess of $850 million
•Debt, net of liquidity, as of September 30th was $840 million, down roughly $100 million from December 31, 2019
•Third quarter interest expense down 38.8 percent versus prior year
•3Q20 daily cash burn averaged $1.3 million (1)
•Gross bookings averaged just above $2.0 million per day during the quarter
•Includes $15 million of payments to Sixth Street Partners (formerly TSSP) to terminate loan agreement intended to finance the development of Sunseeker Resorts Charlotte Harbor
•As of September 30th, have 22 unencumbered aircraft and 4 unencumbered spare engines
•Air traffic liability at September 30th was $334 million
•Balance related to future scheduled flights is $116 million
•Balance related to travel vouchers issued for future use is $218 million

(1) Daily cash burn defined as cash from operations less scheduled debt and rent payments and capital expenditure outflows excluding aircraft and engine acquisitions as they are expected to be financed. Excludes benefits received from CARES Act such as Payroll Support Program funding and tax refunds from net operating loss carry-backs.

Capital Expenditures

•Remaining 2020 spend related to capital expenditures is roughly $130 million
•Includes five previously executed purchase commitments for aircraft
•Roughly $10 million of deferred heavy maintenance
•Full year 2021 capital expenditures, including deferred heavy maintenance, expected to be roughly $125 million
•Includes two previously executed purchase commitments for aircraft
•Expect to have 93 operating aircraft at year end 2020
•Does not include owned aircraft currently in storage programs

Allegiant Q3 2020 Earnings

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 28 to discuss its third quarter 2020 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations and capacity, the efficacy of cost saving measures, future expenditures, cash burn, the timing of aircraft acquisitions and retirements, aircraft financings, expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the Cares Act, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$181,916	$391,222	(53.5)
Third party products	11,337	18,207	(37.7)
Fixed fee contract revenue	5,284	19,797	(73.3)
Other revenue	2,447	7,283	(66.4)
Total operating revenue	200,984	436,509	(54.0)
OPERATING EXPENSES:
Salary and benefits	95,829	107,586	(10.9)
Aircraft fuel	52,540	104,583	(49.8)
Depreciation and amortization	45,291	39,436	14.8
Station operations	39,954	43,522	(8.2)
Maintenance and repairs	14,038	24,768	(43.3)
Sales and marketing	7,967	17,591	(54.7)
Aircraft lease rental	3,015	—	NM
Other	19,755	26,907	(26.6)
CARES Act grant recognition	(77,909)	—	NM
Special charges	33,585	—	NM
Total operating expense	234,065	364,393	(35.8)
OPERATING INCOME (LOSS)	(33,081)	72,116	(145.9)
OTHER (INCOME) EXPENSE:
Interest expense	11,943	19,506	(38.8)
Capitalized interest	—	(903)	NM
Interest income	(868)	(3,335)	(74.0)
Other, net	552	(57)	NM
Total other expense	11,627	15,211	(23.6)
INCOME (LOSS) BEFORE INCOME TAXES	(44,708)	56,905	(178.6)
INCOME TAX PROVISION (BENEFIT)	(15,565)	12,976	(220.0)
NET INCOME (LOSS)	$(29,143)	$43,929	(166.3)
Earnings (loss) per share attributable to common shareholders(1):
Basic	($1.82)	$2.70	(167.4)
Diluted	($1.82)	$2.70	(167.4)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,006	16,037	(0.2)
Diluted	16,006	16,039	(0.2)
NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,		Percent
	2020	2019	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	2,016,241	3,806,369	(47.0)
Available seat miles (ASMs) (thousands)	3,521,508	3,888,400	(9.4)
Airline operating expense per ASM (CASM) (cents)	6.45	9.09	(29.0)
Adjusted airline operating expense per ASM (CASM) (cents)	7.74	9.09	(14.9)
Fuel expense per ASM (cents)	1.49	2.69	(44.6)
Airline operating CASM, excluding fuel (cents)	4.96	6.40	(22.5)
Adjusted airline operating CASM, excluding fuel (cents)	6.25	6.40	(2.3)
ASMs per gallon of fuel	88.5	80.3	10.2
Departures	24,365	27,707	(12.1)
Block hours	52,238	59,678	(12.5)
Average stage length (miles)	834	823	1.3
Average number of operating aircraft during period	90.7	87.6	3.5
Average block hours per aircraft per day	6.3	7.4	(14.9)
Full-time equivalent employees at end of period	4,275	4,267	0.2
Fuel gallons consumed (thousands)	39,786	48,443	(17.9)
Average fuel cost per gallon	$1.32	$2.16	(38.9)
Scheduled service statistics:
Passengers	2,003,648	3,753,611	(46.6)
Revenue passenger miles (RPMs) (thousands)	1,714,622	3,170,826	(45.9)
Available seat miles (ASMs) (thousands)	3,449,339	3,687,473	(6.5)
Load factor	49.7%	86.0%	(36.3)
Departures	23,710	26,238	(9.6)
Block hours	51,057	56,576	(9.8)
Total passenger revenue per ASM (TRASM) (cents)(2)	5.60	11.10	(49.5)
Average fare - total scheduled service(3)	$40.75	$54.20	(24.8)
Average fare - air-related charges(3)	$50.04	$50.03	—
Average fare - third party products	$5.66	$4.85	16.7
Average fare - total	$96.45	$109.08	(11.6)
Average stage length (miles)	839	824	1.8
Fuel gallons consumed (thousands)	38,853	46,038	(15.6)
Average fuel cost per gallon	$1.32	$2.17	(39.2)
Percent of sales through website during period	92.3%	93.1%	(0.8)
Other data:
Rental car days sold	255,800	482,944	(47.0)
Hotel room nights sold	44,655	99,991	(55.3)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$677,347	$1,265,978	(46.5)
Third party products	35,756	53,557	(33.2)
Fixed fee contract revenue	17,440	42,859	(59.3)
Other revenue	12,969	17,498	(25.9)
Total operating revenue	743,512	1,379,892	(46.1)
OPERATING EXPENSES:
Salary and benefits	303,264	340,589	(11.0)
Aircraft fuel	168,711	324,253	(48.0)
Depreciation and amortization	132,285	114,112	15.9
Station operations	108,359	128,357	(15.6)
Maintenance and repairs	48,866	68,470	(28.6)
Sales and marketing	35,331	59,057	(40.2)
Aircraft lease rentals	5,404	—	NM
Other	70,225	73,756	(4.8)
CARES Act grant recognition	(152,448)	—	NM
Special charges	280,852	—	NM
Total operating expense	1,000,849	1,108,594	(9.7)
OPERATING INCOME (LOSS)	(257,337)	271,298	(194.9)
OTHER (INCOME) EXPENSE:
Interest expense	44,149	58,531	(24.6)
Capitalized interest	(4,067)	(3,444)	18.1
Interest income	(4,596)	(10,038)	(54.2)
Loss on extinguishment of debt	1,222	3,677	(66.8)
Special charges	26,632	—	NM
Other, net	1,173	(41)	NM
Total other expense	64,513	48,685	32.5
INCOME (LOSS) BEFORE INCOME TAXES	(321,850)	222,613	(244.6)
INCOME TAX PROVISION (BENEFIT)	(166,595)	51,017	(426.5)
NET INCOME (LOSS)	$(155,255)	$171,596	(190.5)
Earnings (loss) per share attributable to common shareholders(1):
Basic	($9.75)	$10.55	(192.4)
Diluted	($9.75)	$10.54	(192.5)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	15,953	16,037	(0.5)
Diluted	15,953	16,045	(0.6)
NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,		Percent
	2020	2019	change(1)
OPERATING STATISTICS
Total system statistics:
Passengers	6,464,949	11,426,183	(43.4)
Available seat miles (ASMs) (thousands)	9,809,934	12,245,704	(19.9)
Airline operating expense per ASM (CASM) (cents)	8.31	8.78	(5.4)
Adjusted airline operating expense per ASM (CASM) (cents)	8.66	8.78	(1.4)
Fuel expense per ASM (cents)	1.72	2.65	(35.1)
Airline operating CASM, excluding fuel (cents)	6.59	6.13	7.5
Adjusted airline operating CASM, excluding fuel (cents)	6.94	6.13	13.2
ASMs per gallon of fuel	87.6	82.2	6.6
Departures	65,766	83,454	(21.2)
Block hours	147,350	187,829	(21.6)
Average stage length (miles)	862	858	0.5
Average number of operating aircraft during period	92.1	84.1	9.5
Average block hours per aircraft per day	5.8	8.2	(29.3)
Full-time equivalent employees at end of period	4,275	4,267	0.2
Fuel gallons consumed (thousands)	111,929	148,980	(24.9)
Average fuel cost per gallon	$1.51	$2.18	(30.7)
Scheduled service statistics:
Passengers	6,424,331	11,307,004	(43.2)
Revenue passenger miles (RPMs) (thousands)	5,747,639	9,964,948	(42.3)
Available seat miles (ASMs) (thousands)	9,588,031	11,800,788	(18.8)
Load factor	59.9%	84.4%	(24.5)
Departures	63,877	80,149	(20.3)
Block hours	143,651	180,674	(20.5)
Total passenger revenue per ASM (TRASM) (cents)(2)	7.44	11.18	(33.5)
Average fare - scheduled service(3)	$52.12	$60.40	(13.7)
Average fare - air-related charges(3)	$53.32	$51.56	3.4
Average fare - third party products	$5.57	$4.74	17.5
Average fare - total	$111.00	$116.70	(4.9)
Average stage length (miles)	867	861	0.7
Fuel gallons consumed (thousands)	109,082	143,433	(23.9)
Average fuel cost per gallon	$1.50	$2.17	(30.9)
Percent of sales through website during period	93.2%	93.4%	(0.2)
Other data:
Rental car days sold	872,382	1,495,502	(41.7)
Hotel room nights sold	149,431	319,197	(53.2)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	September 30, 2020 (unaudited)	December 31, 2019	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$268.0	$121.9	119.9%
Short-term investments	441.8	335.9	31.5
Long-term investments	—	15.5	NM
Total unrestricted cash and investments	709.8	473.3	50.0
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	233.7	173.3	34.9
Long-term debt and finance lease obligations, net of current maturities and related costs	1,316.2	1,248.6	5.4
Total debt	1,549.9	1,421.9	9.0
Debt, net of liquidity	840.1	948.6	(11.4)
Total Allegiant Travel Company shareholders’ equity	711.7	883.6	(19.5)

Summary Cash Flow

	Nine Months Ended September 30,		Percent
Unaudited (millions)	2020	2019	Change
Cash provided by operating activities	$273.8	$321.4	(14.8)%
Changes in air traffic liability	84.1	55.4	51.8
Changes in working capital, ex air traffic liability	(171.8)	(79.9)	115.0
Purchase of property and equipment	195.4	350.2	(44.2)
Cash dividends paid to shareholders	11.4	34.2	(66.7)
Proceeds from the issuance of long-term debt	272.5	770.4	(64.6)
Principal payments on long-term debt & finance lease obligations	146.4	670.1	(78.2)

Daily Cash Burn Reconciliation

Daily cash burn defined as cash from operations less debt and rent payments and capital expenditure outflows, excluding aircraft and engine acquisitions. Excludes the impact of the CARES Act Payroll Support Program funding.

Unaudited (millions)	Three Months Ended September 30, 2020
Cash from operations	$(3)

Adjustments:
Debt and rent payments	48
CARES Act payroll support	15
Federal tax refund received for net operating losses	49
Rate differential of net operating loss included in net loss	(5)
Capital expenditures, excluding airframes and engines	10
Total adjustments	117

Adjusted cash burn	$(120)
Days in period	92
Average daily cash burn	$1.3

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic:
Net income (loss)	$(29,143)	$43,929	$(155,255)	$171,596
Less income allocated to participating securities	—	(578)	(236)	(2,441)
Net income (loss) attributable to common stock	$(29,143)	$43,351	$(155,491)	$169,155
Earnings (loss) per share, basic	$(1.82)	$2.70	$(9.75)	$10.55
Weighted-average shares outstanding	16,006	16,037	15,953	16,037
Diluted:
Net income (loss)	$(29,143)	$43,929	$(155,255)	$171,596
Less income allocated to participating securities	—	(578)	(236)	(2,440)
Net income (loss) attributable to common stock	$(29,143)	$43,351	$(155,491)	$169,156
Earnings (loss) per share, diluted	$(1.82)	$2.70	$(9.75)	$10.54
Weighted-average shares outstanding [1]	16,006	16,037	15,953	16,037

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2020 and 2019
(Unaudited)

Adjusted operating income (loss), adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted diluted earnings (loss) per share, all eliminate the effect of special expenses, related directly to COVID 19, as well as the benefit related to the payroll support grant as provided under the CARES Act, which are not reflective of our ongoing operating performance. The adjusted diluted earnings (loss) per share also ignores a one-time tax benefit allowed under the CARES Act. As such, all of these are non-GAAP financial measures.

In addition, airline operating expense and adjusted airline operating expense eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance.

EBITDA, as presented in this press release, and the various adjusted and airline only metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to eliminate the effect of special charges and the CARES Act grant. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA and the various adjusted and airline only measures are relevant and useful for investors because they allow them to better gauge the performance of the airline and to compare our results to other airlines.

In addition to EBITDA and Adjusted EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income (loss), net income (loss), operating expenses, and diluted earnings (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss) or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$(33.1)	$72.1	$(257.3)	$271.3

CARES Act grant recognition	(77.9)	—	(152.4)	—
Special charges	33.6	—	280.9	—
Adjusted operating income (loss) (1)	(77.4)	72.1	(128.8)	271.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$(44.7)	$56.9	$(321.9)	$222.6

CARES Act grant recognition	(77.9)	—	(152.4)	—
Special charges (operating & non-operating)	33.6	—	307.5	—
Adjusted income (loss) before income taxes (1)	(89.0)	56.9	(166.8)	222.6

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of adjusted net income (loss) (millions) and adjusted earnings (loss) per share (cents)
Adjusted income (loss) before income taxes (per calculation in previous table) (1)	$(89.0)	$56.9	$(166.8)	$222.6
Provision (benefit) for income taxes as reported (GAAP)	(15.6)	13.0	(166.6)	51.0
Adjusted provision (benefit) for income taxes (1) (2)	(20.5)	13.0	(38.4)	51.0
Net income (loss) adjusted for special items, CARES Act grant, and adjustment to tax resulting from CARES Act(1)	(68.5)	43.9	(128.4)	171.6

Diluted shares as reported (GAAP)	16,006	16,039	15,953	16,045
Diluted earnings (loss) per share as reported (GAAP)	(1.82)	2.70	(9.75)	10.54
Adjusted fully diluted earnings (loss) per share(1)	(4.28)	2.70	(8.07)	10.54

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of adjusted airline CASM and CASM excluding fuel (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$234.1	$364.4	$1,000.8	$1,108.6
Non-airline operating expense (1)	6.9	10.9	185.7	34.0
Airline operating expense	227.2	353.5	815.1	1,074.6

CARES Act grant recognition	77.9	—	152.4	—
Airline operating special charges	(32.6)	—	(118.1)	—
Adjusted airline operating expense	272.5	353.5	849.4	1,074.6
Fuel expense as reported	52.5	104.6	168.7	324.3
Adjusted airline operating expense excluding fuel	220.0	248.9	680.7	750.3

Available seat miles (ASMs) (thousands)	3,521,508	3,888,400	9,809,934	12,245,704

Airline operating expense per ASM as reported (CASM) (cents)	6.45	9.09	8.31	8.78
Adjusted airline operating expense per ASM (CASM) (cents)	7.74	9.09	8.66	8.78

Airline operating CASM, excluding fuel as reported (cents)	4.96	6.40	6.59	6.13
Adjusted airline operating CASM, excluding fuel (cents)	6.25	6.40	6.94	6.13

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$(29.1)	$43.9	$(155.3)	$171.6
Interest expense, net	11.1	15.3	35.5	45.0
Income tax provision (benefit)	(15.6)	13.0	(166.6)	51.0
Depreciation and amortization	45.3	39.4	132.3	114.1
Loss on debt extinguishment	—	—	1.2	3.7
Consolidated EBITDA (1)	11.7	111.6	(152.9)	385.4
Adjusting items as defined per credit agreements (3)	82.2	5.5	610.3	10.1
EBITDA as defined by certain credit agreements (1)	93.9	117.1	457.4	395.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of consolidated EBITDA to adjusted EBITDA (millions)
Consolidated EBITDA (per calculation in previous table)	$11.7	$111.6	$(152.9)	$385.4

CARES Act grant recognition	(77.9)	—	(152.4)	—
Special charges	33.6	—	307.5	—
Adjusted EBITDA (1)	(32.6)	111.6	2.2	385.4

(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2020 estimates a 23.0% effective rate
(3) Adjusting items includes the following: loss on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items.